EXHIBIT 5

[LETTERHEAD OF GREENBERG TRAURIG, LLP]

August 29, 2003

Brillian Corporation
1600 North Desert Drive
Tempe, Arizona 85281

Re: Registration Statement on Form S-8 Brillian Corporation

Ladies and Gentlemen:

          As legal counsel to Brillian Corporation, a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about August 29, 2003, in connection with the registration under the Securities Act of 1933, as amended, of 1,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable pursuant to the Company’s 2003 Incentive Compensation Plan (the “2003 Incentive Compensation Plan”). The facts, as we understand them, are set forth in the Registration Statement.

          With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

          A. The Certificate of Incorporation of the Company, as filed with the Secretary of State of the state of Delaware on May 7, 2003;

          B. The Bylaws of the Company;

          C. Resolutions of the Board of Directors of the Company adopted by unanimous written consent dated as of August 26, 2003, adopting the 2003 Incentive Compensation Plan;

          D. The 2003 Incentive Compensation Plan; and

          E. The Registration Statement.

          Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through E above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when issued and sold in accordance with the terms of the 2003 Incentive Compensation Plan.

          We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP